UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2021

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering

On September 13, 2021 (the “Effective Date”), Inpixon (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Registered Offering”) (i) up to 58,750 shares of the Company’s newly designated Series 7 Convertible Preferred Stock, par value $0.001 per share the (the “Shares”), each Share with a stated value of $1,000 (the “Stated Value”) and convertible into 800 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which is equal to the Stated Value divided by the conversion price of $1.25 per share, and (ii) related warrants to purchase up to an aggregate of 47,000,000 shares of Common Stock (the “Warrants”). The Warrants have an exercise price of $1.25 per share, will be exercisable commencing on the effective date upon which the Company shall have sufficient authorized shares of Common Stock to permit the full exercise of the Warrants (a “Capital Event”), and will expire five years from the issuance date. Each Share and related Warrants will be sold together at a subscription amount of $920.00, representing an original issue discount of 8% of the Stated Value for an aggregate subscription amount of $54,050,000. The net proceeds to the Company from the Registered Offering are expected to be approximately $50.8 million after  placement agent commissions.

The Shares, the Warrants and the shares of Common Stock issuable upon conversion of the Shares (collectively, the “Securities”) are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-256827), which was declared effective on June 17, 2021 (the “Registration Statement”). The shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) will be either registered and issued by the Company under the Registration Statement or issued pursuant to an exemption from such registration. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Pursuant to the terms of the Purchase Agreement, the Company agreed to take all necessary actions to effect a Capital Event. The Capital Event must occur no later than December 31, 2021. The Company and its subsidiaries agreed not to issue Common Stock or Common Stock equivalents or file a registration statement or a prospectus supplements to the Registration Statement during the period from the Effective Date to the thirtieth (30th) day after the effective date of a Capital Event, subject to certain exempt issuances. Additionally, for so long as any Warrants are held by any of the Purchasers, the Company is prohibited from entering into certain variable rate transactions, as more particularly described in the Purchase Agreement. Further, in accordance with the terms of the Agreement, the Purchasers may not convert, offer, sell, contract to sell, hypothecate, pledge, or otherwise dispose of the Shares from the date of the issuance in the Registered Offering and up to and including September 22, 2021.

The closing of the Registered Offering is expected to occur on or about September 15, 2021 (“Closing Date”), subject to the satisfaction of customary closing conditions.

Placement Agency Agreement

Maxim Group LLC acted as the sole placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the Registered Offering pursuant to a placement agency agreement (the “Placement Agency Agreement”), dated and entered as of September 13, 2021, by and between the Company and the Placement Agent. In accordance with the Placement Agency Agreement, the Placement Agent will be entitled to a cash fee of 6% of the gross proceeds raised in the Registered Offering and reimbursement of certain out-of-pocket expenses including attorney’s fees.

Preferred Stock

The rights, preferences, designations, privileges, and limitations of the Shares are set forth in a Certificate of Designation of Preferences, Rights, and Limitations of Series 7 Convertible Preferred Stock (the “Certificate of Designation”). The board of directors of the Company (the “Board”) approved the Certificate of Designation on September 12, 2021, and the Certificate of Designation will be filed with the Secretary of State of the State of Nevada on or before the Closing Date. Each share of Preferred Stock shall have an initial Stated Value of $1,000 per share.

Each Share is convertible at any time at the option of the holder into shares of Common Stock, subject to certain beneficial ownership limitations (to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding shares of Common Stock after conversion (the “Beneficial Ownership Limitation”)) as provided in the Certificate of Designation. The initial conversion price is $1.25 per share of Common Stock, subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations and reclassifications, and other similar events affecting the Common Stock. In the event the Shares are not converted timely pursuant to the Certificate of Designation, the Company will be obligated to remit certain cash payments to the converting holder of Shares as liquidated damages. Additionally, if after the effective date of the Capital Event (i) the volume weighted average price for each of any 10 consecutive trading day period following such event, exceeds $2.00 per share (subject to adjustments for splits, dividends, and the like); (ii) the volume for each trading day during any such period exceeds $2,000,000 of shares of Common Stock per trading day; and (iii) the Company satisfies certain Equity Conditions (as defined in the Certificate of Designation), the Company may elect to mandatorily convert all or a portion of the outstanding Shares (any such portion to be pro-rated across all holders thereof) at the then prevailing conversion price.

At any time beginning on the 6-month anniversary of the date the Shares are issued (the “Redemption Triggering Date”) and ending ninety (90) days thereafter, each holder of Shares may require the Company to redeem all or part of the Shares then held by such holder in cash for a redemption price per share equal to the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares (the “Redemption Amount”), provided that in certain instances of the Company’s default more particularly described in the Certificate of Designation, the Redemption Amount is increased to 110% of the Stated Value plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses, or amounts due in respect of such shares. If the Company fails to pay the full redemption amount timely, it will be obligated to pay interest thereon at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from the due date until the redemption amount and all interest thereon are paid in full. Correspondingly, beginning on the Redemption Triggering Date for so long as the Shares remain outstanding the Company has the right to redeem all or part of the Shares then held by a holder for the Redemption Amount, subject to Equity Conditions. In the event, the Company elects to exercise its redemption right, the holder will have an option to convert the Shares subject to redemption into the Common Stock in accordance with the Certificate of Designation within thirty (30) days following a written notice sent to the holder. Upon the receipt of the pertinent Redemption Amount, the holder of the Shares will forfeit 75% of the Warrants issued.

Until the earlier of the conversion or redemption of all Shares and June 14, 2022, the Company shall maintain a cash balance (in the form of cash and cash equivalents equal to the sum of (i) the Stated Value of all of the Shares then outstanding, (ii) the aggregate amount of any debt (including trade payables) and other securities that are issued that are senior to, or pari passu with, the Shares, and (iii) the aggregate amount of monetary judgments with respect to the Company and its subsidiaries or any of their respective property or assets.

The holders of Shares have full voting rights and powers, except as otherwise required by the Articles of Incorporation or applicable law. The holders of Shares shall vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each holder of the Shares shall be entitled to the number of votes equal to the number of shares of Common Stock into which the Shares then held by such holder could be converted on the record date for the vote which is being taken, provided, however, that the voting power of a holder together with its Attribution Parties (as defined in the Certificate of Designation), may not exceed 19.99% (or such greater percentage allowed by the Nasdaq Listing Rules without any shareholder approval requirements). Fractional votes are not permitted and, with respect to each holder of Shares, any fractional voting rights resulting from the above (after aggregating all shares of Common Stock into which the Shares held by a holder could be converted) shall be rounded down to the nearest whole number. Any amendment to the Articles of Incorporation, bylaws, or the Certificate of Designation that adversely alters the powers, preferences, and rights of the holders of the Shares requires the approval of the holders of 51% in Stated Value of the then outstanding Shares.

In the event of the occurrence of a Fundamental Transaction (as defined in the Certificate of Designation, including but not limited to the disposition of substantially all assets, certain reclassifications or recapitalizations of Common Stock, and certain dispositions of assets of the Company), the holders of Shares will be entitled to receive, upon any subsequent conversion of Shares, the kind and amount of securities, cash, or other property that the holders would have received had they converted the Shares to Common Stock immediately prior to such event.

In the event of liquidation, dissolution, or winding up of the Company, the Holders are entitled to receive out of the assets of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, prior to distribution to holders of securities ranking junior to the Shares. If the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Shares shall be ratably distributed among them in accordance with the respective amounts that would be payable on the Shares if all amounts payable thereon were paid in full.

Warrants

Each Warrant has an exercise price of $1.25 per share and is immediately exercisable upon the occurrence of the Capital Event, subject to the Beneficial Ownership Limitation. Additionally, the Warrants may be exercised by cashless exercise at the election of the holder. Unless the Capital Event occurs, the holders of Warrants may not be able to exercise their Warrants.

The exercise price and the number of underlying shares of Common Stock are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations and reclassifications, and other similar events affecting the Common Stock. The Warrants include fundamental transaction and dividend protection provisions. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of the Company’s Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Lock-up Agreement

Each Company’s executive officers and directors have entered into a lock-up agreement (a “Lock-up Agreement”), pursuant to which such executive officers and directors have agreed, until the thirtieth (30th) day after the effective date of a Capital Event to not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock, subject to certain customary exceptions, including, but not limited to, exceptions for bona fide gifts, estate planning transactions, exercises of stock options pursuant to the Company’s employee benefits plans.

The foregoing description of the Placement Agency Agreement, the Purchase Agreement, the form of Certificate of Designation, the form of Warrant, and the form of Lock-up Agreement, does not purport to be complete. The foregoing description is qualified in its entirety by reference to the Placement Agency Agreement, the Purchase Agreement, the form of Certificate of Designation, the form of Warrant, and form of Lock-up Agreement, which are filed as Exhibits 1.1, 10.1, 3.1, 4.1, and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The closing of the Offering is subject to the satisfaction of customary closing conditions and there is no assurance that the Company will satisfy those conditions. While the Company believes its plans, intentions, and expectations reflected in those forward-looking statements are reasonable, these plans, intentions, or expectations may not be achieved. The Company’s actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 12, 2021, the Board approved an amendment to the bylaws of the Company, effective immediately (the “Bylaws Amendment”), (i) to clarify the right of the Board to postpone, reschedule, or cancel previously scheduled annual or special meetings; and (ii) to increase the number of days of adjournment of an annual or special meeting from the original date that would necessitate a new record date for such meeting from 45 days to 60 days as permitted by the Nevada Revised Statutes.

The foregoing description of the Bylaws Amendment does not purport to be complete. The foregoing description is qualified in its entirety by reference to the Bylaws Amendment, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement
3.1	Form of Series 7 Convertible Preferred Stock Certificate of Designation
3.2	Bylaws Amendment
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement*
10.2	Form of Lock-up Agreement
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: September 13, 2021	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer